Exhibit 99.1

Windstream Announces Cash Tender Offer for its Subsidiaries’ 7.75 % Senior Notes Due 2015

Release Date: Jan. 7, 2011

LITTLE ROCK, Ark. – Windstream Corp. (Nasdaq: WIN) announced today that it has commenced a cash tender offer to purchase any and all of the outstanding 7.75 % Senior Notes due 2015 (referred to below as the “notes”) issued by its wholly owned subsidiaries Valor Telecommunications Enterprises, LLC and Valor Telecommunications Enterprises Finance Corp. (collectively, the “Issuers”). The tender offer is being made pursuant to an “Offer to Purchase” dated today, which sets forth a more comprehensive description of the terms of the offer. The table below sets forth information with respect to the notes and the tender offer.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Tender Offer Consideration	Early Tender Payment(1)	Total Consideration

7.75% Senior Notes due 2015	92025RAB4	$400,000,000	$1,000.00	$25.83	$1,025.83 per $1,000.00 principal amount

1.	Per $1,000 principal amount of notes tendered and accepted for purchase. Included in Total Consideration; not included in Tender Offer Consideration.

The tender offer is scheduled to expire at midnight, New York City time, on Feb. 4, 2011, unless extended or earlier terminated. Holders of notes must tender and not withdraw their notes at or before the early tender date, which is 5:00 p.m., New York City time, on Jan. 21, 2011, unless extended, to receive the “Total Consideration.”

The Total Consideration payable for each $1,000 principal amount of notes validly tendered at or before the early tender date and accepted for payment is equal to $1,025.83. Holders who tender their notes after the early tender date will, if such notes are purchased by us, receive the “Tender Offer Consideration,” which is the Total Consideration minus an early tender payment of $25.83 per $1,000 principal amount of notes, which will be payable promptly following the expiration date. In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the applicable settlement date.

Except as required by applicable law, notes tendered may be withdrawn only at or before the withdrawal date, which is 5:00 p.m., New York City time, on Jan. 21, 2011, and notes tendered after the withdrawal date and before the expiration of the tender offer may not be withdrawn.

Windstream may elect to accept for purchase prior to the expiration of the tender offer all notes validly tendered on or before the early tender date. It is anticipated that the settlement date for notes validly tendered on or before the early tender date will be Jan. 24, 2011, if Windstream elects to accept such notes for purchase prior to the expiration of the tender offer. It also is anticipated that the settlement date for notes validly tendered after the early tender date and on or before the expiration date (as well as for notes validly tendered on or before the early tender date if Windstream does not elect to accept such notes for purchase prior to the expiration of the tender offer) will be Feb. 7, 2011. Windstream currently expects to exercise its right to optionally redeem any and all notes not purchased in the tender offer.

Windstream has retained J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated to serve as dealer managers for the tender offer. Windstream has retained The Bank of New York Mellon to serve as the depositary and i-Deal LLC to serve as the information agent for the tender offer. Requests for documents may be directed to i-Deal LLC by phone at (888) 593-9546 or (212) 849-5000 or in writing at 1359 Broadway, 2nd Floor, New York, NY 10018. Questions regarding the tender offer may be directed to either J.P. Morgan Securities LLC at (800) 245-8812 or collect at (212) 270-1200 or Morgan Stanley & Co. Incorporated at (800) 624-1808 or collect at (212)761-0858.

The tender offer is subject to the satisfaction of certain conditions, including completion of a debt financing on terms and conditions satisfactory to Windstream yielding sufficient net cash proceeds to fund approximately 50% of the aggregate Total Consideration. The net cash proceeds of such debt financing, together with borrowings under our revolving line of credit, will be used to fund payment of the aggregate Total Consideration. If any of the conditions is not satisfied, Windstream is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate the tender offer. The tender offer is not conditioned on the tender of a minimum principal amount of notes. Windstream is not soliciting consents from holders of notes in connection with the tender offer. This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal and the information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal. None of Windstream, the Issuers, the dealer managers or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 communications and technology company with operations in 29 states and the District of Columbia and about $4 billion in annual revenues. Windstream provides IP-based voice and data services, MPLS networking, data center and managed hosting services and communication systems to businesses and government agencies. The company also delivers broadband, digital phone and high-definition TV services to residential customers primarily located in rural areas and operates a local and long-haul fiber network spanning approximately 60,000 route miles. For more information about Windstream, visit www.windstream.com.

Windstream claims the protection of the safe-harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements set forth in this press release. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	continued voice line loss;

•	the impact of new, emerging or competing technologies;

•	the adoption of intercarrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

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for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets;

•	changes in federal, state and local tax laws and rates; and

•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2009, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contact:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

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